Exhibit 10.2
AMENDMENT NO. 1
TO THE
FIRST INDUSTRIAL REALTY TRUST, INC.
2001 STOCK INCENTIVE PLAN
     AMENDMENT NO. 1 (the “Amendment”), to the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the “Plan”) established and maintained by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan.
     WHEREAS, the Company has previously reserved up to 345,000 shares of the Stock for issuance under the Plan with respect to Stock Appreciation Rights, Performance Share Awards and Restricted Stock Awards;
     WHEREAS, Section 13 of the Plan reserves to the Board the right to amend the Plan at any time; and
     WHEREAS, the Board has approved an increase in the maximum number of shares of Stock available for grant under the Plan with respect to Stock Appreciation Rights, Performance Share Awards and Restricted Stock Awards to 950,000 shares.
SECTION 1. Amendment to Plan.
     The fourth sentence of Section 3(a) of the Plan is hereby amended by replacing the number “345,000” with the number “950,000”.
SECTION 2. Effective Date of the Amendment; Ratification and Confirmation.
     This Amendment shall become effective upon approval by the stockholders of the Company. In all other respects, the Plan is hereby ratified and confirmed.
SECTION 3. Governing Law.
     THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.